GEOVIC MINING APPOINTS CONRAD HOUSER AS PRESIDENT OF GEOVIC ENERGY

September 12, 2008 – Grand Junction, CO - Geovic Mining Corp. (“Geovic” or “The Company”, TSX: GMC, OTC.BB:GVCM), today announced the appointment of Conrad B. Houser to the position of Senior Vice President, as well as President of Geovic Energy Co., a wholly-owned subsidiary.

Mr. Houser has more than 25 years experience in international mining activities, including project management, strategic planning, finance, administration, mine design, environmental permitting, compliance, and marketing. Additionally, as a registered attorney, he has frequently served as an expert witness in many U.S. and international litigation matters. With experience in numerous countries, including Australia, Brazil, England, Japan, Kenya, Korea, Thailand, the Netherlands, Turkey, and Zambia, in many products including precious metals, coal, trona, limestone, and phosphates, he adds a new dimension to Geovic.

Mr. Houser gained a Professional Engineering license in Colorado after earning engineering degrees from both the United States Air Force Academy in Colorado Springs and Rice University in Houston. He later studied law at Brigham Young University, graduating with honors in 1975.

“Conrad brings wide-ranging knowledge of natural resource recovery, environmental compliance, government relations and corporate development to Geovic,” said John E. (Jack) Sherborne, CEO of Geovic Mining. “He has a track record of providing the vision to create corporate goals, as well as the leadership and planning skills necessary to meet such targets. He is ideally suited to build on Geovic’s strong business foundation, and lead its energy segment to an exciting future.”

Aside from its core cobalt/nickel/manganese operations in Cameroon, Africa, Geovic in 2007-08 (through Geovic Energy) completed several transactions, including:

1)	Leased 103 square miles (267 sq.km.) of uranium properties in the Denver-Cheyenne Basin of Northeast Colorado and Southeast Wyoming

2)	Leased 12.8 square miles (33 sq km) of prospective gold/uranium properties in the Whetstone Mountains near Tucson, Arizona

3)	Acquired 18.4 square miles (47.7 sq km) of potential uranium-bearing properties in the Great Divide Basin, Wyoming

4)	Acquired a one-square mile (2.6 sq km) gold prospect in Northwestern Arizona, and

5)	Acquired a 20% interest in three oil and gas prospects in the Powder River Basin, Wyoming

During the last commodities boom in the 1970s and 1980s, several members of Geovic’s senior management team had extensive experience working on these specific projects, many of which host historical mineral deposits, or on related projects in these geographic regions. Consequently, the Company aims to re-evaluate or explore these projects further in the coming years. To date, the only funds expended by Geovic Energy have been for nominal lease costs and surface geological mapping and re-sampling work. More detail will be provided on these projects over the next several months, and posted on the Company’s website, www.geovic.net.

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, with initial production scheduled for late 2010. Additionally, the company controls a diverse portfolio of energy, precious metals, and uranium projects in the United States, operated through its wholly-owned subsidiary Geovic Energy.

Additional Company and project information may be found on the websites www.sedar.com and www.sec.gov. For more information, please contact:

Andrew Hoffman			or	Vanguard Shareholder Solutions
VP, Investor Relations				Direct (604) 608-0824
Geovic Mining Corp.				Toll-Free (866) 801-0779
Direct	(720)	350-4130		ir@vanguardsolutions.ca
Toll-Free	(888)	350-4130
ahoffman@geovic.net

On behalf of the Board William A. Buckovic, President and Director Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.